Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-139416, 333-109556 and 333-106434) and Forms S-8 (Nos. 333-133058, 333-122818, 333-117734, 333-113938, 333-105538, 333-89834, 333-61334 and 333-53530) of Vermillion, Inc. of our report dated March 31, 2008, relating to the consolidated financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 31, 2008